EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Bogan, as his true and lawful attorney-in-fact and agent, with full power of substitution and in his place and stead in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the Common Stock of the Company offered under the Duckwall-ALCO Stores, Inc. Non-Qualified Stock Option Plan For Non-Management Directors dated May 23, 2006 and any and all amendments (including post effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Michael S. Marcus

Michael S. Marcus

Vice President - Finance and Treasurer

(Principal Financial and Accounting Officer)

/s/ Warren H. Gfeller

Warren H. Gfeller

Director

/s/ Dennis A. Mullin

Dennis A. Mullin

Director

/s/ Lolan C. Mackey

Lolan C. Mackey

Director

/s/ Jeffrey J. Macke

Jeffrey J. Macke

Director

/s/ Robert L. Ring

Robert L. Ring

Director

/s/ Dennis E. Logue

Dennis E. Logue

Director

October 26, 2006 October 30, 2006 October 26, 2002 October 30, 2006 October 31, 2006 October 26, 2006 October 26, 2006